EXHIBIT 10.18

[DIRECTORS]

NOTICE

This Restricted Stock Award Agreement (“Agreement”) will be valid only if the Grantee executes and delivers this Agreement and the attached Stock Power of Attorney to Internet Security Systems, Inc., Attn:                            , on or before                       , 20    .

RESTRICTED STOCK AWARD AGREEMENT

under the

INTERNET SECURITY SYSTEMS, INC.

2005 STOCK INCENTIVE PLAN

THIS AGREEMENT, made and entered into as of the          day of         , 20    , by and between Internet Security Systems, Inc. (“the “Company”) and                        (“Grantee”).

WITNESSETH THAT:

WHEREAS, the Company maintains the Internet Security Systems, Inc. 2005 Stock Incentive Plan (the “Plan”), and the Grantee has been selected by the Committee to receive a Restricted Stock Award under the Plan;

NOW, THEREFORE, IT IS AGREED, by and between the Company and the Grantee, as follows:

1.             Award of Restricted Stock

1.1           The Company hereby grants to the Grantee an award of                          (              ) Shares of restricted stock (“Restricted Stock”), subject to, and in accordance with, the restrictions, terms and conditions set forth in this Agreement.  The grant date of this award of Restricted Stock is                , 20     (“Grant Date”).

1.2           This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

2.             Restrictions

2.1           Subject to Sections 2.2, 2.3, and 2.4 below, if the Grantee continues to perform services as a director for the Company or a Subsidiary, the Grantee shall become vested in the Restricted Stock over the         -year period from the Grant Date, as follows:  [         of the shares of Restricted Stock shall vest at the end of each                              beginning                          after

the Grant Date] [           of the shares of Restricted Stock shall vest on                                 ,            of the shares of Restricted Stock shall vest on                                 , and             of the shares of Restricted Stock shall vest on                                 ] (each such date shall be a “Vesting Date”) such that on                , 20     (the “Final Vesting Date”) all of the shares of Restricted Stock shall be fully vested.  On each Vesting Date, Grantee shall own the Vested Shares of Restricted Stock free and clear of all restrictions imposed by this Agreement (except those imposed by Section 3.4 below).  For purposes of this Agreement, performance of services as a director for any Subsidiary of the Company, or service as an employee of the Company or any Subsidiary of the Company, shall be considered performing service as a director for the Company, and references to performing services as a director for the Company or termination of services for or with the Company, shall include services as an employee of the Company or a Subsidiary.

2.2           In the event prior to the Vesting Date, Grantee dies while performing services as a director of the Company, Grantee’s service as a director is terminated by reason of Disability or Grantee’s Retirement, the unvested Shares of Restricted Stock shall become fully vested and non-forfeitable as of the date of Grantee’s death, Disability or Retirement.  The Company shall transfer vested Shares of Restricted Stock, free and clear of any restrictions imposed by this Agreement (except for Section 3.4) to Grantee or, if applicable, to Grantee’s surviving spouse or, if none, to his estate, as soon as practical after his or her date of death, Disability or Retirement.

2.3           Except for death, Disability or Retirement as provided in Section 2.2, a Change in Control as provided in Section 2.4, or unless the Committee in its sole discretion determines otherwise with respect to all or any portion of the Shares of Restricted Stock, if Grantee’s service as a director terminates prior to the Vesting Date, all unvested Shares of Restricted Stock shall be immediately forfeited.

2.4           Notwithstanding the other provisions of this Agreement, in the event of a Change in Control prior to Grantee’s Final Vesting Date, the unvested shares of Restricted Stock shall become fully vested and nonforfeitable as of the date of the Change in Control.  On the date of the Change in Control, the Company shall deliver to Grantee a certificate(s) for such Restricted Stock, free and clear of any restrictions imposed by this Agreement.

2.5           Except for a Permitted Transfer, the Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date Grantee becomes vested in the Restricted Stock.  For purposes of this Agreement, a Permitted Transfer means (i) a gratuitous transfer of the Restricted Stock, provided and only if Grantee obtains the Company’s prior written consent to such transfer, (ii) a transfer of title to the Restricted Stock effected pursuant to Grantee’s will or the laws of interstate succession following Grantee’s death or, (iii) a transfer to the Company in pledge as security for any purchase-money indebtedness incurred by Grantee in connection with the acquisition of the Restricted Stock.

3.             Stock; Dividends; Voting

3.1           Upon delivery to the Company of the executed Stock Powers attached hereto, the Company shall register on the Company books stock certificate(s) evidencing the shares of Restricted Stock in the name of the Grantee.  Physical possession or custody of such stock certificate(s) shall be retained by the Company until such time as the shares of Restricted Stock are fully vested in accordance with Section 2.  While in its possession, the Company reserves the right to place a legend on the stock certificate(s) restricting the transferability of such certificates and referring to the terms and conditions (including forfeiture) of this Agreement and the Plan.  Upon forfeiture of all or a portion of the shares of Restricted Stock, the stock certificate(s) held on behalf of the Grantee for such forfeited Restricted Stock shall be transferred to the Company pursuant to the executed Stock Power described above.

3.2           During the period the Restricted Stock is not vested (and has not been forfeited), the Grantee shall be entitled to receive dividends and/or other distributions declared on such Restricted Stock and Grantee shall be entitled to vote such Restricted Stock.

3.3           In the event of a change in capitalization, the number and class of shares of Restricted Stock or other securities that Grantee shall be entitled to, and shall hold, pursuant to this Agreement shall be appropriately adjusted or changed to reflect the change in capitalization, provided that any such additional shares of Restricted Stock or additional or different shares or securities shall remain subject to the restrictions in this Agreement.  If additional shares of common stock of the Company or another corporation, or other consideration is issued in connection with the Restricted Stock at a time at which the restrictions specified in this Agreement have not lapsed, the Grantee shall execute and deliver to the Committee additional Stock Power(s) with respect to any such shares of stock, deliver to the Committee the stock certificates representing such shares, and forward to the Committee any such other consideration.  Such stock certificates and/or other consideration shall be retained by the Company and shall be credited to the account of the Grantee and shall be distributed to the Grantee, subject to forfeiture and the other terms and conditions of this Agreement and the Plan, at the same time as the shares of Restricted Stock are to be distributed free of all restrictions.

3.4           The Grantee represents and warrants that he is acquiring the Restricted Stock for investment purposes only, and not with a view to distribution thereof.  The Grantee is aware that the Restricted Stock may not be registered under the federal or any state securities laws and that, in addition to the other restrictions on the Restricted Stock, the shares will not be able to be transferred unless an exemption from registration is available.  By making this award of Restricted Stock, the Company is not undertaking any obligation to register the Restricted Stock under any federal or state securities laws.

4.             No Right to Continued Service

Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right with respect to continuance of performance of services as a director for the Company or a Subsidiary, nor shall this Agreement or the Plan interfere in any way with the right of the Company or a Subsidiary to terminate the Grantee’s service as a director at any time, subject to Grantee’s rights under this Agreement.

5.             Taxes and Withholding

The Grantee shall be responsible for all federal, state and local income taxes payable with respect to this award of Restricted Stock and any employment taxes payable by Grantee.  The

Grantee shall have the right to make such elections under the Internal Revenue Code of 1986, as amended, as are available in connection with this award of Restricted Stock, including a Section 83(b) election, provided, however, that Grantee acknowledges and agrees that it is Grantee’s responsibility, and not the Company’s, to prepare and timely file any election under Section 83(b) (even if Grantee requests the Company to do such filing).  The Company and Grantee agree to report the value of the Restricted Stock in a consistent manner for federal income tax purposes.  The Company shall have the right to retain and withhold from any payment of Restricted Stock the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment.  The Company may require Grantee to reimburse the Company for any such taxes required to be withheld and may withhold any distribution in whole or in part until the Company is so reimbursed.  In lieu thereof, the Company shall have the right to withhold from any other cash amounts due to Grantee an amount equal to such taxes required to be withheld or withhold and cancel (in whole or in part) a number of shares of Restricted Stock having a market value not less than the amount of such taxes.

6.             Grantee Bound By The Plan

The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

7.             Modification of Agreement

This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

8.             Severability

Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

9.             Governing Law

The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

10.          Successors in Interest

This Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, reorganization, purchase of stock or assets, or otherwise, all or substantially all of the Company’s assets and business.  This Agreement shall inure to the benefit of the Grantee’s legal representatives.  All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Grantee’s heirs, executors, administrators and successors.

11.          Resolution of Disputes

Any dispute or disagreement which may arise under, or as a result of, or in any way relate to the interpretation, construction or application of this Agreement shall be determined by the Committee.  Any determination made hereunder shall be final, binding and conclusive on the Grantee and the Company for all purposes.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INTERNET SECURITY SYSTEMS, INC.

By:

GRANTEE:

STOCK POWER

FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to                                                                                                                                          (          ) shares of the common stock of Internet Security Systems, Inc. (the “Company”) registered on the books of the Company in the name of the undersigned (whether a certificate has been issued or not), and does hereby irrevocably constitute and appoint                                                                    attorney to transfer said stock on the books of the Company, with full power of substitution in the premises.

DATED:

Name: